UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 2, 2019

BROADSTONE NET LEASE, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-55774	26-1516177
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Clinton Square, Rochester, New York	14604
(Address of principal executive offices)	(Zip Code)

(585) 287-6500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☒

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

None

Item 1.01        Entry into a Material Definitive Agreement

On August 2, 2019, Broadstone Net Lease, Inc. (the “Company”), Broadstone Net Lease, LLC, as the borrower (the “Operating Company”), JP Morgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the lenders a party thereto (collectively, the “Lenders”), and the other financial institutions a party thereto entered into a Term Loan Agreement (the “Loan Agreement”).

Pursuant to the terms of the Loan Agreement, the Lenders will make available to the Operating Company a term loan facility in the aggregate amount of up to $300 million. The Operating Company may request that term loans be made by the Lenders (“Term Loans”) during the period beginning on the effective date of the Loan Agreement and terminating upon the first to occur of (i) November 2, 2019, (ii) the date on which the Lenders’ commitments to make Term Loans (the “Term Loan Commitments”) have been fully utilized, and (iii) the date on which the Term Loan Commitments are terminated or reduced to zero in accordance with the terms of the Loan Agreement (the “Availability Period”). Each borrowing of Term Loans will be in an aggregate minimum amount of $25,000,000 and in multiples of $1,000,000 in excess thereof. The Operating Company may not request more than three borrowings of Term Loans during the Availability Period. The Operating Company may at any time terminate, or from time to time reduce, the unused Term Loan Commitments; provided that each reduction of the unused Term Loan Commitments must be in an aggregate amount that is not less than $5,000,000 and is a multiple of $1,000,000.

Term Loans will bear interest, at the Operating Company’s election, at either (i) a fluctuating rate per annum established in accordance with the terms of the Loan Agreement plus a margin rate based on the Operating Company’s credit rating, and (ii) the rate per annum equal to the London interbank offered rate as administered by the ICE Benchmark Administration, as established pursuant to the terms of the Loan Agreement, plus a margin rate based on the Operating Company’s credit rating. Term Loans will be payable interest only during their terms, and the entire outstanding principal amount of, and all accrued but unpaid interest on, the Term Loans will be due and payable in full on August 2, 2020; provided, that the Operating Company has the option to extend the maturity date of the Term Loans beyond August 2, 2020 for up to two six month periods. In connection with any such extension of the maturity date of the Term Loans, the Operating Company will pay the Administrative Agent an extension fee equal to 0.05% of the aggregate outstanding principal amount of the Loans at the time of such extension. The Operating Company may not re-borrow any portion of a Term Loans once it has been repaid.

The Operating Company may prepay any Term Loan in whole or in part at any time without penalty, provided that each voluntary prepayment of Term Loans (other than a prepayment of all outstanding Term Loans) will be in an aggregate minimum amount of $5,000,000 and in multiples of $1,000,000 in excess thereof. The Operating Company is required to make mandatory prepayments of the outstanding Term Loans with the net proceeds received by the Company, the Operating Company or any of its subsidiaries from any (i) indebtedness secured by a property owned by the Company, the Operating Company or any of its subsidiaries or (ii) unsecured term loan indebtedness of the Company, the Operating Company or any of its subsidiaries with a term of greater than one year. The Operating Company may not re-borrow any portion of a Term Loans once it has been repaid.

During the Availability Period, the Operating Company will pay to the Administrative Agent for the account of the Lenders a monthly ticking fee equal to the sum of the daily amount of the Term Loan Commitments (as reduced by any Term Loans made through the date of payment) multiplied by a per annum rate equal to 0.25%.

The Loan Agreement provides for customary events representations, warranties and events of default with respect to the Term Loans. Remedies upon an event of default under the Loan Agreement include the acceleration of the principal and accrued interest of all outstanding Term Loans and the termination of all Term Loan Commitments.

In connection with the Loan Agreement, the Company has agreed to unconditionally guaranty (the “Guaranty”) the payment and performance when due, whether at maturity, by acceleration or otherwise, of all indebtedness, liabilities, obligations, covenants and duties owed by the Operating Company to the Administrative Agent or any Lender under or in connection with the Loan Agreement and any other loan documents related thereto.

The foregoing description of the terms of the Loan Agreement and the Guaranty is not complete and is qualified in its entirety by reference to the copies of the Loan Agreement and the Guaranty filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 2.02       Results of Operations and Financial Condition

On August 7, 2019, Broadstone Net Lease, Inc. (the “Company”) issued a press release announcing its financial results for the quarter ended June 30, 2019. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Additionally, on August 7, 2019, the Company made available on its website an updated presentation containing quarterly supplemental information pertaining to its operations and financial results including the quarter ended June 30, 2019. A copy of the quarterly supplemental information is attached hereto as Exhibit 99.2 and is incorporated herein by reference. The press release and the quarterly supplemental information are also available on the Company’s website.

The information contained in this Item 2.02, including the information contained in the press release attached as Exhibit 99.1 hereto and the quarterly supplemental information attached as Exhibit 99.2 hereto, are being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. References to the Company’s website in this Current Report on Form 8-K and in the attached Exhibit 99.1 and Exhibit 99.2 to this Current Report on Form 8-K do not incorporate by reference the information on such website into this Current Report on Form 8-K and the Company disclaims any such incorporation by reference.

Item 2.03        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

INDEX TO EXHIBITS

Exhibit No.	Description
10.1

Term Loan Agreement, dated August 2, 2019, by and among Broadstone Net Lease, Inc., Broadstone Net Lease, LLC, JP Morgan Chase Bank, N.A., BMO Capital Markets Corp., Capital One, National Association, Regions Bank, Regions Capital Markets and the other lenders party thereto

10.2	Guaranty, dated August 2, 2019, by Broadstone Net Lease, Inc. in favor of JP Morgan Chase Bank, N.A.
99.1	Press Release dated August 7, 2019
99.2	Quarterly Supplemental Information for the Quarter Ended June 30, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSTONE NET LEASE, INC.

/s/ John D. Moragne
Name: John D. Moragne Title: Executive Vice President, Chief Operating Officer, and Secretary

Date: August 7, 2019